EXHIBIT 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Oldwebsites.com, Inc, (the “Company”) on 10-SB for the period from January 1, 2006 through December 31, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Richard R Ivanovick, C.A Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 30, 2007	/s/ Richard R Ivanovick
Richard R Ivanovick, C.A
Chief Financial Officer